                               INTERSTATE POWER COMPANY
                                  COMMON STOCK PROXY

                      SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                          FOR ANNUAL MEETING OF STOCKHOLDERS
                                 September 5, 1996

                                                      Proxy #
                                                              -----------------
                                                      Account #
                                                                ---------------
                                                      Shares Held
                                                                  -------------

The undersigned hereby appoints W.H. STOPPELMOOR, J.C. MCGOWAN, AND D.D. JANNETTE, and each of them, with power of substitution, as proxies for the undersigned, to vote at the annual meeting of stockholders of INTERSTATE POWER COMPANY (The "Company") to be held at the Holiday Inn Dubuque Five Flags, 450 Main Street, Dubuque, Iowa, on September 5, 1996, at 10:00 A.M. Central Daylight Time, or at any adjournment or adjournments thereof:

Please use and (X) to indicate your vote in the boxes below. (CHECK ONE BOX ONLY FOR EACH ITEM)
The Board of Directors recommends a vote FOR ALL ITEMS.

1. FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF NOVEMBER 10, 1995, AS AMENDED, AMONG THE COMPANY, WPL HOLDINGS, INC., AND IES INDUSTRIES INC.

              YES  _________           NO   _________

2. FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

              YES  _________           NO   _________

3.  ELECTION OF CLASS II DIRECTORS.
    The nominees, for terms ending in 1999, and until their respective successors shall have been duly elected and qualified are:

                         JAMES E BYRNS AND GERALD L KOPISCHKE

    ________  FOR all nominees named above       ________  WITHHOLD AUTHORITY
              (except as marked to the                     to vote for all
              contrary above)                              nominees named
                                                           above.

    (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
                   STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE.)

The undersigned hereby revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and, by filing this Proxy with the Secretary of the Company, gives notice of such revocation.

THIS PROXY WILL BE VOTED AS INDICATED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE MERGER AGREEMENT, FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION, FOR ALL NOMINEES LISTED AND WILL BE VOTED IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

In order to assure that your shares will be represented at the meeting and to facilitate the tabulation of votes, please vote, date and sign this proxy and return promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casting your ballot at the meeting.

DATED:             , 1996
      --------------                        -----------------------------------
                                                      Stockholder

Please sign exactly as shown above.
                                            -----------------------------------
                                                      Stockholder